UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2019

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 1.01. Entry Into A Material Definitive Agreement

Extension of Waiver of Delaware General Corporation Law Section 203
On February 25, 2019, Titan International, Inc. (“Titan” or the “Company”) entered into an amendment (the "Amendment") extending the “Standstill Period” under the February 26, 2016 agreement (the “MHR 203 Waiver”) between the Company and MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHRC LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky (collectively, the “MHR Entities”) through the period ending on February 26, 2022.

The MHR 203 Waiver permitted the MHR Entities to become, until the end of the three year period commencing on the date of the Agreement (the “Standstill Period”), the owner of up to an aggregate of 19.99% of the voting power of the then issued and outstanding voting stock of the Company without triggering the restrictions on business combinations that would otherwise be imposed under Section 203 of the Delaware General Corporation Law (“Section 203”). The MHR 203 Waiver thus increased the percentage of shares MHR would be permitted to own before the restrictions on business combinations in Section 203 would apply to it from 15% to 19.99%. The Original MHR Waiver provided, however, that if the MHR Entities acquired 20% or more of the voting power of the then issued and outstanding shares of voting stock of the Company during the Standstill Period, then the restrictions on business combinations set forth in Section 203would apply as a matter of contract. In addition, the Original MHR Waiver provided that during the Standstill Period, so long as at least one director of the Company is affiliated or associated with, or nominated or proposed for election by, any of the MHR Entities or any affiliate or associate thereof (any such director is referred to as an “MHR Director”), none of the MHR Entities or any of their affiliates and associates, without the prior approval or written consent of a majority of the directors of the Company who are not MHR Directors (the “Non-MHR Directors”), may solicit proxies or stockholder consents (other than a solicitation by the Board of Directors of the Company), for certain purposes, including relating to the election or removal of directors of the Company or any business combination, the consummation of which has not been approved by or consented to in writing by the Board, including a majority of the Non-MHR Directors. The Amendment extends all of these agreements through February 26, 2022, and extends them to any affiliates and associates of the MHR Entities that acquire Company stock during the extended Standstill Period.

The Amendment was approved by the Board of Directors of the Company on February 25, 2019. The Company is not currently in discussions with the MHR Entities regarding a business combination or other extraordinary transaction. The MHR Entities are not required to acquire additional shares of the Company’s common stock and the MHR Entities’ decision, if any, to acquire additional shares of the Company’s common stock will be made by the MHR Entities alone. Due to Mark H. Rachesky’s status, a principal in the MHR Entities and a director of the Company, the Amendment to the MHR 203 Waiver was considered, negotiated and recommended to the Board of Directors of the Company by a committee of the Board of Directors comprised of disinterested directors.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

10
Amendment, dated as of February 25, 2019, to the February 26, 2016, Agreement by and among the Company and MHR Institutional Partners III LP, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Institutional Advisors III LLC, MHR Advisors LLC, MHRC LLC, MHR Fund Management LLC, MHR Holdings LLC and Mark H. Rachesky

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	February 25, 2019	By:	/s/ DAVID A. MARTIN
David A. Martin
SVP and Chief Financial Officer
(Principal Financial Officer)